Exhibit 4.2

EMERA US FINANCE, LLC

as Issuer

EMERA INCORPORATED

EMERA US HOLDINGS INC.

as Guarantors

EQUINITI TRUST COMPANY, LLC

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 27, 2026

to

Indenture

Dated as of March 27, 2026

Creating one series of Securities designated as

4.500% Senior Notes due 2029

Schedule A – Form of 4.500% Senior Notes due 2029

i

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of March 27, 2026, by and among EMERA US FINANCE, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), EMERA INCORPORATED, a company duly organized and existing under the laws of the Province of Nova Scotia (the “Company”), EMERA US HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“EUSHI” and, together with the Company in their capacity as guarantors of the Securities, the “Guarantors” and each a “Guarantor”) and EQUINITI TRUST COMPANY, LLC, as Trustee (the “Trustee”).

RECITALS

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of March 27, 2026 (the “Original Indenture”), providing for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”) in one or more series;

WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as supplemented by this First Supplemental Indenture (the “First Supplemental Indenture”) is herein called the “Indenture”;

WHEREAS, Sections 2.01, 3.01 and 9.01(x) of the Original Indenture provide that the Issuer and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series issued pursuant to the Indenture;

WHEREAS, the Issuer desires to issue one series of Securities under the Indenture to be designated as the 4.500% Senior Notes due 2029 (the “Notes”);

WHEREAS, in accordance with Sections 2.04 and Article Nine of the Original Indenture, each Guarantor shall fully and unconditionally guarantee the Notes (the “Guarantee”);

WHEREAS, Section 9.01(xiii) of the Original Indenture permits execution of supplemental indentures without the consent of any Holders to make any change that does not adversely affect the rights of any Holder;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture. The Issuer has delivered to the Trustee an Issuer’s Certificate and an Opinion of Counsel pursuant to Sections 1.02 and 9.03 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Original Indenture to the Trustee’s execution and delivery of this First Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

WHEREAS, all things necessary on the part of the Issuer to make this First Supplemental Indenture, when executed by the Issuer, the legal, valid and binding obligation of the Issuer in accordance with the terms hereof, have been done; and

WHEREAS, all things necessary on the part of the Issuer to make the Notes, when executed by the Issuer, and authenticated and delivered hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer in accordance with the terms of the Notes and this First Supplemental Indenture, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE:

INTERPRETATIONS AND AMENDMENTS

SECTION 101. First Supplemental Indenture. As used herein “First Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this First Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the forms of Notes annexed as Schedules hereto.

SECTION 102. Definitions in First Supplemental Indenture. All terms contained in this First Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, unless the context otherwise specifies or requires.

SECTION 103. Interpretation not Affected by Headings. The division of this First Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Indenture.

ARTICLE TWO:

4.500% SENIOR NOTES DUE 2029

SECTION 201. Form and Terms of the Notes.

(a) There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this First Supplemental Indenture, a series of Securities which shall be designated the “4.500% Senior Notes due 2029” and shall consist of an aggregate principal amount of US$450,000,000; provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of the Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional Notes so issued shall have the same form and terms (other than the issue price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; provided further that, if the additional Notes are not fungible with the then outstanding Notes for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP and/or ISIN number.

(b) The Notes will mature, and the principal of the Notes and accrued and unpaid interest thereon shall be due and payable, on April 1, 2029 (the “Stated Maturity”), or such earlier date as the principal of any of the Notes may become due and payable in accordance with the provisions of the Original Indenture and this First Supplemental Indenture.

(c) The Notes shall bear interest on the principal amount thereof from March 27, 2026 or from and including the most recent interest payment date to which interest shall have been paid or provided for payment on the Notes, whichever is later, at the rate of 4.500% per annum. Interest shall be payable semi-annually in arrears on April 1 and October 1 (each, an “Interest Payment Date”) of each year, commencing October 1, 2026, until the principal of and premium, if any, on the Notes is paid or provided for payment. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest payable, and punctually paid or provided for, on any Interest Payment Date shall, as provided in the Original Indenture, be paid to the holders of record at the close of business on the record date for the applicable Interest Payment Date, which will be (i) the Business Day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (ii) the 15th calendar preceding such interest payment date (whether or not a Business Day) if any of the Notes do not remain in book-entry only form (each, a “Regular Record Date”), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a Business Day. Any such interest on the Notes not so punctually paid or provided for on any Interest Payment Date shall be payable, as applicable, as provided in the form of Note annexed hereto as Schedule A to this First Supplemental Indenture.

(d) Wherever in this First Supplemental Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention will be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect of the Notes.

(e) All payments of principal of, premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to “United States dollars”, “US$” or “U.S. dollars” shall be deemed to refer to such coin or currency of the United States of America.

(f) The principal of, premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee in The City of New York, New York, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture. The Trustee is hereby appointed as the initial Paying Agent and Security Registrar for the Notes in The City of New York, New York.

(g) The Notes shall be issued only as registered Global Securities, without coupons, in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof. The Notes initially will be represented by one or more Global Notes (the “Global Notes”) registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

(h) The Notes and the certificate of authentication of the Trustee endorsed thereon shall be in the form set out in Schedule A to this First Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Note to be conclusively evidenced by its authentication of such Note.

(i) The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency in The City of New York, New York that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee in The City of New York, New York), and at such other place or places as the Issuer, with the approval of the Trustee may hereafter designate.

(j) The Notes shall be subject to redemption as provided in Section 204 (Optional Redemption of Notes) and Section 205 (Optional Tax Redemption of Notes) of this First Supplemental Indenture and Article Eleven of the Original Indenture. The Issuer shall not otherwise be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the Holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person.

(k) Sections 14.02 and 14.03 of the Original Indenture shall be applicable to the Notes.

(l) For all purposes of the Indenture, the Notes shall act as a single series (including, but not limited to, for voting, waiver and providing direction and requests), and shall not be subject to class voting provisions, including, but not limited to, in respect of Sections 5.01, 5.02, 5.03, 5.07, 5.12, 5.13, 6.02, 9.02 and 10.10 of the Original Indenture.

(m) The Notes shall have the other terms and provisions set forth in the form of Note attached hereto as Schedule A to this First Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

SECTION 202. Issuance of Notes. The Notes in the aggregate principal amount of US$450,000,000 shall be executed by the requisite authorized officers of the Issuer and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.03 of the Original Indenture and, upon the requirements of such provisions being complied with, the Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Issuer Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall not have any duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

SECTION 203. [Reserved].

SECTION 204. Optional Redemption of Notes. (a) The Notes shall be redeemable, in whole or in part, at any time at the option of the Issuer, subject to the following conditions:

(b) prior to March 1, 2029 (the date that is one month prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(i) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date (assuming, for this purpose, that the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points; and

(ii) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

The Issuer shall provide written notice to the Trustee prior to the Redemption Date of the calculation of the Redemption Price.

On or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c) Certain Additional Definitions Relating to Optional Redemption of Notes.

(i) For the purposes of this Section 204, the following expressions shall have the following meanings:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); (ii) if there is no such Treasury maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

SECTION 205. Optional Tax Redemption of the Notes. The Notes are subject to redemption, in whole but not in part, at the option of the Issuer at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable redemption date (the “Tax Redemption Date”), all on the terms and subject to the conditions set forth in Section 11.08 of the Original Indenture.

SECTION 206. Limitation on Liens. While the Notes remain outstanding, neither the Issuer nor the Guarantors will create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, charge, lien, pledge or security interest (together, “liens”), in any shares of the capital stock or other equity interests of any subsidiary now or hereafter directly owned by the Issuer or the Guarantors, or otherwise encumber any assets owned directly by the Issuer or the Guarantors unless at the same time all the Notes then outstanding shall be secured equally and ratably with such indebtedness until such time as such indebtedness is no longer secured by such lien, all on the terms and subject to the conditions set forth in Section 10.09 of the Original Indenture.

ARTICLE THREE:

[RESERVED]

ARTICLE FOUR:

[RESERVED]

ARTICLE FIVE:

[RESERVED]

ARTICLE SIX:

GENERAL

SECTION 601. Effectiveness. This First Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 602. Ratification of Original Indenture. The Original Indenture as supplemented by the First Supplemental Indenture and this First Supplemental Indenture is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 603. Governing Law. This First Supplemental Indenture, the Original Indenture as supplemented hereby and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 604. Severability. In case any provision in this First Supplemental Indenture, the Original Indenture as supplemented hereby or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 605. Acceptance of Trust. The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Holders subject to all the terms and conditions herein set forth.

SECTION 606. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 607. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”), Docusign or otherwise, shall be effective as delivery as a manually executed counterpart thereof and may be used in lieu of the original First Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. For the avoidance of doubt, any written communication to the Trustee hereunder may be signed manually and transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or signed by way of an electronic signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 608. Agent for Service. By the execution and delivery of this First Supplemental Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, the Issuer as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this First Supplemental Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacities or in its capacity as Trustee) or, subject to Section 5.07 of the Original Indenture, any Holder of Notes in any United States federal or New York state court in The City of New York, (ii) submits to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Issuer and written notice of said service to the Company at its principal office and in the manner specified in the Original Indenture, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Issuer in full force and effect so long as any of the Notes shall be Outstanding or any amounts shall be payable in respect of any Notes.

SECTION 609. Events of Default. Section 5.01(5) of the Original Indenture is hereby amended by deleting Section 5.01(5) of the Original Indenture in its entirety and replacing it with the following:

“Indebtedness of the Issuer or the Guarantors is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds in the aggregate the greater of (i) $800,000,000 and (ii) 3% of the Company’s consolidated net assets; or”

SECTION 610. Notice of Redemption. Section 11.04 of the Original Indenture is hereby amended by deleting Section 11.04 of the Original Indenture in its entirety and replacing it with the following:

“SECTION 11.04 Notice of Redemption.

Except as otherwise specified as contemplated by Section 3.01, notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Notices of redemption may be conditioned upon the occurrence of one or more subsequent events specified in the notice and established in a Board Resolution and/or supplemental indenture relating to the issuance of the Securities of each series.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.06, if any,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.06 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) any condition to such redemption, and as described below, if the redemption is subject to the satisfaction of one or more conditions precedent, each such condition, and that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date; and,

(8) the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name of, and at the expense of the Issuer (and such notice shall be prepared by the Issuer).

Notice of any redemption of Notes may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Company or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the relevant Redemption Date.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name of, and at the expense of the Issuer (and such notice shall be prepared by the Issuer).

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereof have caused this First Supplemental Indenture to be duly executed by their respective officers, directors or signatories duly authorized thereto, all as of the day and year first above written.

EMERA US FINANCE, LLC, as Issuer

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Secretary

By:	/s/ Jared B. Green
Name: Jared B. Green
Title: Chief Financial Officer & Manager

EMERA INCORPORATED, as Guarantor

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Corporate Secretary

By:	/s/ Jared B. Green
Name: Jared B. Green
Title: Chief Financial Officer

EMERA US HOLDINGS INC., as Guarantor

By:	/s/ Brian C. Curry
Name: Brian C. Curry
Title: Secretary

By:	/s/ Jared B. Green
Name: Jared B. Green
Title: Chief Financial Officer

EQUINITI TRUST COMPANY, LLC, as Trustee

By:	/s/ Paul H. Kim
Name: Paul H. Kim
Title: Assistant General Counsel

Schedule A

FORM OF 4.500% NOTE DUE 2029

FACE OF NOTE

[Depository Legend, if applicable]

EMERA US FINANCE, LLC

4.500% Senior Notes due 2029

No.	$[ ]
CUSIP No.: 29103H AC1
ISIN No.: US29103HAC16

EMERA US FINANCE, LLC, a limited liability company, duly organized and existing under the laws of the State of Delaware (the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[  ] ([  ] MILLION DOLLARS) on April 1, 2029, at the office or agency of the Issuer referred to below, and to pay interest thereon on October 1, 2026, and semi-annually thereafter on April 1 and October 1 in each year, from and including March 27, 2026 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.500% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay interest on any overdue principal or interest at the rate borne by this Security from and including the date on which such overdue principal, or interest becomes payable to but excluding the date payment of such principal or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (i) the Business Day immediately preceding such interest payment date so long as all of the Securities remain in book-entry only form or (ii) the 15th calendar preceding such interest payment date (whether or not a Business Day) if any of the Securities do not remain in book-entry only form. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated: March 27, 2026

EMERA US FINANCE, LLC, as Issuer

By:
Name: Jared B. Green
Title: Chief Financial Officer & Manager

By:
Name: Brian C. Curry
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

EQUINITI TRUST COMPANY, LLC, as Trustee

By:
Authorized Signatory

REVERSE SIDE OF NOTE

This Security is one of a duly authorized issue of securities of the Issuer designated as its 4.500% Senior Notes due 2029 (the “Securities”), initially in aggregate principal amount of $[ ], which may be issued under the Indenture dated as of March 27, 2026 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of March 27, 2026 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), by and among the Issuer, Emera Incorporated (the “Company”), Emera US Holdings Inc. (“EUSHI” and together with the Company, the “Guarantors”), and Equiniti Trust Company, LLC, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security initially representing $[ ] aggregate principal amount of the Securities of this series.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States or Canada by the payee. Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds. Principal paid in relation to any Security of this series at Stated Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

As provided for in the Indenture, the Issuer may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series; provided that, if the additional Securities of this series are not fungible with the Outstanding Securities of this series for U.S. federal income tax purposes, the additional Securities shall have a separate CUSIP and/or ISIN number.

The Issuer shall pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 10.05 of the Original Indenture. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Securities of this series are subject to redemption, in whole but not in part, at the option of the Issuer at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 11.08 of the Original Indenture.

The Securities of this series are subject to redemption upon not less than 10 or more than 60 days’ notice, as a whole or in part, at any time at the election of the Issuer. Prior to March 1, 2029 (the date that is one month prior to the Stated Maturity of the Securities) (the “Par Call Date”), the Issuer may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date (assuming, for this purpose, that the Securities being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points, and (ii) 100% of the principal amount of the Securities to be redeemed.

In the event of redemption of the Securities of this series in part only, the Trustee will select the Securities to be redeemed in accordance with Section 11.03 of the Original Indenture.

In the case of any redemption of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 11.06 of the Original Indenture. Securities of this series (or portions thereof) for whose redemption payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities do not have the benefit of sinking fund obligations.

Sections 14.02 and 14.03 of the Original Indenture shall be applicable to the Securities of this series, upon compliance by the Original Indenture with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Securities Administrator nor any agent shall be affected by notice to the contrary.

If at any time, (i) the Depositary for the Securities of this series notifies the Issuer that it is unwilling or unable or no longer qualified to continue as Depositary for the Securities of this series or if at any time the Depositary for the Securities of this series shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (ii) the Issuer determines that the Securities of this series shall no longer be represented by a global Security or Securities or (iii) any Event of Default shall have occurred and be continuing with respect to the Securities of this series, then in such event the Issuer will execute and Trustee will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE

OF

EMERA INCORPORATED

and

EMERA US HOLDINGS INC.

The obligations of each Guarantor to the Holders of the Securities of this series and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Original Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security of this series, upon which this notation of the Guarantee is endorsed, shall have been manually executed by the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

EMERA INCORPORATED

By:
Name: Jared B. Green
Title: Chief Financial Officer

By:
Name: Brian C. Curry
Title: Corporate Secretary

EMERA US HOLDINGS INC.

By:
Name: Jared B. Green
Title: Chief Financial Officer

By:
Name: Brian C. Curry
Title: Secretary

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory or Trustee